UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 3, 2023

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20430	84-1094315
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification)
incorporation)

P O Box 25201
Albuquerque, NM 87125
(Address of principal executive offices) (Zip Code)

(505) 255-4852

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.002 per share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

f an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 3, 2023, the Company received a current update from our legal counsel in British Columbia, Canada, referencing a court order referencing debt owed under a Bridge Loan Agreement to Tyhee Gold Corporation entered into on February 13, 2014 under British Columbia jurisdiction. The Supreme Court of British Columbia determined that the Bridge Loan Agreement is statute barred pursuant to the Limitations Act, S.B.C. 2012, c.13. The court Order granted Tyhee a leave to apply for a set aside of the Order within 45 days of the issued Order. On April 1, 2023, the leave period expired and no filings were submitted by Tyhee and the Order became effective.

The effective judicial ruling meets the accounting criteria in FASB ASC 405-20-40-1(b) and the liability has been extinguished. Santa Fe Gold Corporation will derecognize the liability under this agreement in our quarter ending June 30, 2023. The derecognized liability consists of a note payable for $1,745,092, accrued note interest of $3,728,500 and a net transaction fee of $269,986.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Court Order in the Supreme Court of British Columbia, dated February 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Santa Fe Gold Corporation
Date: April 5, 2023	By:	s/s Stephen J. Antol
Stephen J. Antol
Chief Financial Officer